EXHIBIT 99.1

Checkmate Pharmaceuticals Announces Second Quarter 2021 Financial Results and Provides Business Update

Clinical trial programs for vidutolimod (CMP-001) in melanoma and head and neck cancer indications ongoing

Trial start-up activities to support non-melanoma skin cancer indications underway

Multiple clinical data readouts anticipated in 2022

CAMBRIDGE, Mass., August 12, 2021 – Checkmate Pharmaceuticals, Inc. (Nasdaq: CMPI) (“Checkmate”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced second quarter 2021 financial results and provided a business update.

“We remain excited about the prospects for vidutolimod in melanoma, based upon compelling clinical data to date, as well as our expansion into new tumor types. We are focused squarely on execution of our clinical trials to deliver upon these opportunities, and we anticipate multiple clinical data readouts in 2022,” said Barry Labinger, President and Chief Executive Officer of Checkmate.

Second Quarter Business Update

•	Advancing patient recruitment activities and enrollment across our ongoing clinical trials evaluating vidutolimod, including:

•	A Phase 2 trial of vidutolimod in combination with nivolumab in anti-PD-1 refractory advanced melanoma, supported by a clinical collaboration with Bristol Myers Squibb.

•

A randomized Phase 2/3 trial of vidutolimod in combination with nivolumab vs. nivolumab monotherapy in first-line metastatic or unresectable melanoma, also supported by the clinical collaboration with Bristol Myers Squibb.

•

A Phase 2 trial of vidutolimod in combination with pembrolizumab in recurrent or metastatic squamous cell head and neck cancer. Interim data readouts anticipated beginning 1H 2022 and maturing throughout 2022.

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Ongoing start-up activities for the planned expansion of the development program for vidutolimod into cutaneous squamous cell carcinoma and Merkel cell carcinoma, supported by a clinical collaboration with Regeneron to evaluate the combination of vidutolimod and Libtayo® (cemiplimab).

Second Quarter 2021 Financial Results

•

Research and development expenses (R&D): R&D expenses for the three months ending June 30, 2021 were $14.9 million, compared to $6.5 million for the same period in the prior year. This increase reflected a milestone payment of $4.0 million in the second quarter of 2021 triggered by initiation of patient dosing in our refractory melanoma trial, as well as increases in personnel and operating expense for the planning and execution of additional clinical trials with vidutolimod.

•

General and administration expenses (G&A): G&A expenses for the three months ending June 30, 2021 were $4.1 million, compared to $1.8 million for the same period in the prior year. This increase was primarily attributable to increases in personnel and operating expense incurred in connection with Checkmate operating as a publicly traded company.

•	Cash, cash equivalents and investments: Cash, cash equivalents and available-for-sale investments were $95.6 million as of June 30, 2021.

About Checkmate Pharmaceuticals

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, vidutolimod (CMP-001), is an advanced generation Toll-like receptor 9 (TLR9) agonist, delivered as a biologic virus-like particle utilizing a CpG-A oligodeoxynucleotide as a key component, designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate Pharmaceuticals

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com), our investor relations website (ir.checkmatepharma.com), and on social media (Twitter and LinkedIn), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate Pharmaceuticals posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. These statements include those regarding vidutolimod (formerly CMP-001), including its development and therapeutic potential and the advancement of our clinical and preclinical pipeline; expectations regarding the results and analysis of clinical data and timing thereof; expectations regarding the timing, initiation, implementation and success of its planned and ongoing clinical trials for vidutolimod and the benefits and related implications of current and future partnerships and/or collaborations; and expectations regarding the Company’s use of capital, expenses and other financial results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of our product candidate, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply and plans, the risks inherent in the drug development process, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements and the need for additional financing, and obtaining, maintaining and protecting our intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2021 and in our Annual Report on Form 10-K for the year ending December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”) which is available on the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the SEC. All information in this press release is as of the date of the release, and we undertake no duty to update this information unless required by law.

Investor Contact

Rob Dolski

Chief Financial Officer

rdolski@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall

781-235-3060

ksharma@macbiocom.com

CHECKMATE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$14,865	$6,476	$25,243	$12,789
General and administrative	4,090	1,795	7,893	3,305

Total operating expenses	18,955	8,271	33,136	16,094

Loss from operations	(18,955)	(8,271)	(33,136)	(16,094)

Other income (expense), net:
Interest income	20	6	73	28
Loss on sale of available-for-sale investments	(35)	—	(35)	—
Change in fair value of convertible loan notes	—	(83)	—	(83)

Total other income (expense), net	(15)	(77)	38	(55)

Net loss	$(18,970)	$(8,348)	$(33,098)	$(16,149)

Weighted-average common shares outstanding – basic and diluted	21,625	1,488	21,604	1,488

Net loss per share attributable to common stockholders – basic and diluted	$(0.88)	$(7.37)	$(1.53)	$(13.81)

CHECKMATE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2021	December 31, 2020
Cash, cash equivalents and investments	$95,590	$125,859
Other assets	6,091	7,215

Total assets	$101,681	$133,074

Total liabilities	6,702	7,875
Total stockholders’ equity	94,979	125,199

Total liabilities and stockholders’ equity	$101,681	$133,074